PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Beneficial Life Tower
36 South State Street Suite 1700
Salt Lake City UT 84111
Telephone (801) 531 9666
Facsimile (801) 363 7371

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-12073) and in the Registration Statements on Form S-8 (Nos. 333-48611, 333-68407, and 333-95033) of Nu Skin Enterprises, Inc. of our report dated February 1, 2002 relating to the financial statements, which appears in the Annual Report on Form 10-K.

/s/ PricewaterhouseCooopers LLP
PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 28, 2002